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                                                                   EXHIBIT 23.02

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                                                         JONATHON P. REUBEN, CPA
                                                      An Accountancy Corporation
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                               23440 Hawthorne Blvd. Suite 270 Torrance CA 90505
                                             (310) 378-3609 * FAX (310) 378-3709

eUNIVERSE, INC.
101 North Plains Industrial Road
Wallingford, Connecticut 06492


The undersigned consents to the use of its opinion dated April 9, 1999, relating to the financial statements of Cases Ladder, Inc. and to the reference to the firm under "Experts," all as included in Form SB-2.



Date: September 10, 1999         /s/ Jonathon P. Reuben CPA
                                 Jonathon P. Reuben, C.P.A.